 May __, 2002

Dear Member:

We are pleased to announce that Branch County Federal Savings and Loan Association (the "Bank") is converting from the mutual to the stock form of organization (the "Conversion") and changing its name to Monarch Community Bank. In conjunction with the Conversion, Monarch Community Bancorp, Inc. (the "Company"), the newly-formed corporation that will become the holding company for the Bank, is offering common shares in a subscription offering (the "Offering") to specific depositors and borrowers of the bank, to our employee stock ownership plan, and to members of the general public pursuant to a Plan of Conversion (the "Plan").

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan and your voting and subscription rights. The Bank's Plan has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, located behind the window of your mailing envelope. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on June __, 2002. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors of the Bank feels that the Conversion offers a number of advantages, including an opportunity for the Bank's depositors and customers to become shareholders of Monarch Community Bancorp, Inc. In connection with the Conversion, please remember:
  Your accounts at the Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

  There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion, unless you choose to purchase shares using your account balances.

  Members have a right, but not an obligation, to subscribe for Monarch Community Bancorp, Inc. common shares before they are offered to the public.

  Like all stock, THE COMMON SHARES issued in this Offering WILL NOT BE INSURED BY THE FDIC.
In addition, enclosed are materials describing the offering of Monarch Community Bancorp's common shares. We urge you to read these materials carefully. If you are interested in purchasing the common shares of Monarch Community Bancorp, Inc., you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Coldwater, Michigan time on June __, 2002.

If you have additional questions regarding the Offering, please call us at (517) ___-____, Monday through Friday from 9:00 a.m. to 4:30 p.m., or stop by the Stock Information Center located at 375 North Willowbrook Road, Coldwater, Michigan.

Sincerely,

John R. Schroll
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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May __, 2002

Dear Friend:

We are pleased to announce that Branch County Federal Savings and Loan Association (the "Bank") is converting from the mutual to the stock form of organization (the "Conversion") and changing its name to Monarch Community Bank. In conjunction with the Conversion, Monarch Community Bancorp, Inc. (the "Company"), the newly-formed holding company for the Bank, is offering common shares in a subscription offering (the "Offering"). The sale of common shares in connection with the Conversion will enable the Bank to raise additional capital to support and enhance its current operations.

Because we believe you may be interested in learning more about the merits of Monarch Community Bancorp's common shares as an investment, we are sending you the following materials which describe the Offering.

              PROSPECTUS: This document provides detailed information about the Bank's operations and the proposed Offering of Monarch Community Bancorp, Inc. common shares.

              STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Coldwater, Michigan time, on June __, 2002.

As a friend of the Bank, you will have the opportunity to buy common shares directly from the Company in the Offering without paying a commission or fee. If you have additional questions regarding the Conversion and Offering, please call us at (517) ___-____ Monday through Friday from 9:00 a.m. to 4:30 p.m., or stop by the Stock Information Center located at 375 North Willowbrook Road, Coldwater, Michigan.

We are pleased to offer you this opportunity to become a shareholder of Monarch Community Bancorp, Inc.

Sincerely,

John R. Schroll
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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[LETTERHEAD OF KEEFE, BRUYETTE & WOODS, INC.]

To Members and Friends of Branch County Federal Savings and Loan Association

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Branch County Federal Savings and Loan Association (the "Bank") in converting from the mutual to the stock form of organization with the simultaneous issuance of its common stock to Monarch Community Bancorp, Inc. (the "Company"), a Maryland corporation, and the sale by the Company of shares of its common stock.

At the request of the Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Monarch Community Bancorp, Inc. common stock being offered to the customers of the Bank until 12:00 Noon, Coldwater, Michigan time, on ___________. Please read the enclosed offering materials carefully. The Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.
If you have any questions, please visit our Stock Information Center located at 375 North Willowbrook Road, Coldwater, Michigan, Monday through Friday from 9:00 AM to 4:30 PM or feel free to call the Stock Information Center at (517) ___-____.
Very truly yours,

Keefe, Bruyette & Woods, Inc.
THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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Stock Offering

Questions
&
Answers
Monarch Community Bancorp, Inc.

THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION FORM.

Facts About Conversion

The Board of Directors of Branch County Federal Savings and Loan Association (the "Bank") unanimously adopted a Plan of Conversion (the "Plan") to convert from a mutual savings association to a stock savings and association.

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in Monarch Community Bancorp, Inc. (the "Company"), the newly formed corporation that will serve as the holding company for the Bank following the conversion.

Investment in the stock of Monarch Community Bancorp, Inc. involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus, especially the discussion under the heading "Risk Factors."

Why is the Bank converting to stock form?

The stock form of ownership is used by most business corporations and savings institutions. Through the sale of stock, the Bank will raise additional capital enabling it to:

  support and expand its current financial and other services; and
  allow customers and friends to purchase stock and share in the Company's and the Bank's future.

Will the Plan affect any of my deposit accounts or loans?

No. The Plan will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your savings account is not being converted to stock.

Who is eligible to purchase stock in the subscription offering?

Certain past and present depositors and borrowers of the Bank, and the Bank's employee stock ownership plan.

How many shares of stock are being offered and at what price?

Monarch Community Bancorp, Inc is offering up to 1,725,000 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share through the prospectus.

How much stock may I buy?

The minimum order is 25 shares. Generally, no person may purchase more than $125,000 of common stock and no person, together with associates of and persons acting in concert with such person, may purchase more than $250,000 of common stock.

Do members have to buy stock?

No. However, the Plan will allow the Bank's depositors and borrowers an opportunity to buy stock and become charter shareholders of the holding company for the local financial institution with which they do business.

How do I order stock?

You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order Form and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, Coldwater, Michigan time, on June __, 2002.

How may I pay for my shares of stock?

First, you may pay for stock by check or money order. Interest will be paid by the Bank on these funds at the statement savings rate, which is currently ___% per annum, from the day the funds are received until the completion or termination of the Plan. Second, you may authorize us to withdraw funds from your Bank savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Plan.

Can I purchase shares using funds in my Bank IRA account?

Yes. However, to use funds in an Individual Retirement Account at Branch County, you must transfer your account to a self directed account with an unaffiliated institution or broker. Please call our Stock Information Center at least one week before the end of the offering for additional information and assistance.

Will the stock be insured?

No. Like any other common stock, the Company's stock will not be insured.

Will dividends be paid on the stock?

The Board of Directors of the Company intends to pay a cash dividend in the future, subject to our financial condition, regulatory limits and other factors. No decision has been made as to the amount or timing of such dividends, if any.

How will the stock be traded?

The Company's stock is expected to trade on the Nasdaq Stock Market. However, no assurance can be given that an active and liquid market will develop.

Are officers and directors of the Bank planning to purchase stock?

Yes! The Bank's officers and directors plan to purchase, in the aggregate, $1,420,000 worth of stock or approximately 8.2% of the stock offered at the maximum of the offering range.

Will I pay a commission?

No. You will not be charged a commission or fee on the purchase of shares in the conversion.

Should I vote?

Yes. Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

Why did I get several proxy cards?

If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

How many votes do I have?

Your proxy card(s) show(s) the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date.

May I vote in person at the special meeting?

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the special meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN 9:00 A.M. AND 4:30 P.M. MONDAY THROUGH FRIDAY.

STOCK INFORMATION CENTER

(517) ___-____

Monarch Community Bancorp, Inc.

375 North Willowbrook Road

Coldwater, Michigan 49036

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May __, 2002

Dear Prospective Investor:

We are pleased to announce that Branch County Federal Savings and Loan Associaiton (the "Bank") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Monarch Community Bancorp, Inc. (the "Company"), the newly-formed holding company for the Bank, is offering common shares in a subscription offering (the "Offering"). The sale of common shares in connection with the Conversion will enable the Bank to raise additional capital to support and enhance its current operations.

We have enclosed the following materials which will help you learn more about the merits of Monarch Community Bancorp, Inc. common shares as an investment. Please read and review the materials carefully.

PROSPECTUS:	This document provides detailed information about the Bank's operations and the proposed Offering.
STOCK ORDER AND CERTIFICATION FORM:	This form is used to purchase common shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common shares is 12:00 Coldwater, michigan time, on June __, 2002.

We invite our loyal customers and members of the general public to become shareholders of Monarch Community Bancorp. Through this Offering you have the opportunity to buy common shares directly from the Company without paying a commission or fee. The board of directors and senior management of the Bank fully support the Offering.

If you have additional questions regarding the Conversion and Offering, please call us at (517) ___-____, Monday through Friday from 9:00 a.m. to 4:30 p.m., or stop by the Stock Information Center located at 375 North Willowbrook Road, Coldwater, Michigan.

Sincerely,

John R. Schroll
President and Chief Executive Officer

THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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May __, 2002

Dear Member:

We are pleased to announce that Branch County Federal Savings and Loan Association (the "Bank") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Monarch Community Bancorp, Inc. (the "Company"), the newly-formed holding company for the Bank, is offering common shares in a subscription offering.

Unfortunately, the Company is unable to either offer or sell its common shares to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common shares of Monarch Community Bancorp, Inc..

However, as a member of the Bank, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on June __, 2002. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting of Members on June __, 2002. However, whether or not you are able to attend the meeting, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

John R. Schroll President and Chief Executive Officer

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PROXYGRAM

PLEASE VOTE TODAY

We recently sent you a proxy statement and a related letter informing you that the Board of Directors of Branch County Federal Savings and Loan Association had received conditional regulatory approval to convert from a federally chartered mutual savings institution to a stock savings bank.

Your vote on our Plan of Conversion has not yet been received.

Your Vote is important to us, and we are, therefore, requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Plan of Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommends that you vote **"FOR"** the Plan of Conversion

YOUR VOTE IS IMPORTANT TO US!

Please sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Thank you,

John R. Schroll
President and Chief Executive Officer

Branch County Federal Savings and Loan Association
Coldwater, Michigan

If you mailed the proxy, please accept our thanks and disregard this request. For further information, call (517) ___-____.

This notice is neither an offer to sell nor a solicitation of an offer to buy the common shares of Monarch Community Bancorp, Inc. The offer is made only by the prospectus dated May __, ____. The securities offered in the conversion are not deposits or accounts and are not federally insured or guaranteed.